UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Preferred Stock Transaction

On October 13, 2022, Digital Ally, Inc., a Nevada corporation (“the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), 1,400,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and 100,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount to the stated value of $10.00 per share, for gross aggregate proceeds of $15 million in the Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will, under certain circumstances, be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the option of the holders of the Preferred Stock and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Investors, and customary conditions to closing. The Offering closed on October 19, 2022.

The Company intends to call an annual meeting of stockholders to consider amendments (the “Amendments”) to the Company’s Articles of Incorporation (the “Charter”), (i) to authorize an increase in the number of shares of Common Stock that the Corporation is authorized to issue under the Charter (the “Authorized Share Increase Amendment”) and (ii) to effect a reverse stock split of the outstanding shares of Common Stock by a ratio to be determined by the Board of Directors of the Company within a range to be specified in the proposal put to the stockholders for approval (the “Reverse Stock Split Amendment,” together with the Authorized Share Increase Amendment, the “Amendments”). The Investors have agreed in the Purchase Agreement to not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) any shares of Preferred Stock until the date on which the Authorized Share Increase Amendment becomes effective under the Nevada Revised Statutes (“Authorized Share Increase Date”), to vote the shares of the Series A Preferred Stock purchased in the Offering in favor of the Amendments and to vote the shares of the Series B Preferred Stock purchased in the Offering in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series A Preferred Stock are voted on the Amendments.

Pursuant to the Purchase Agreement, the Company filed on October 17, 2022 certificates of designation (the “Certificates of Designation”) with the Secretary of the State of Nevada designating the rights, preferences and limitations of the shares of Series A Preferred Stock and Series B Preferred Stock. The Certificate of Designation for the Series A Preferred Stock provides, in particular, that the Series A Preferred Stock will have no voting rights other than the right to vote on the Amendments on an as-if-converted-to-Common-Stock basis. The Certificate of Designation for the Series B Preferred Stock provides, in particular, that the Series B Preferred Stock will have no voting rights other than the right to vote on the Amendments and each share of Series B Preferred Stock entitles the holder thereof the right to cast 2,500 votes on the Amendments.

The holders of Preferred Stock will be entitled to dividends, on an as-if converted-to-Common-Stock basis, equal to dividends actually paid, if any, on shares of Common Stock. The Preferred Stock is convertible, at the option of the holders and, in certain circumstances, by the Company, into shares of Common Stock at a conversion price of $1.00 per share. The conversion price can be adjusted pursuant to the Certificates of Designation for stock dividends and stock splits, subsequent rights offering, pro rata distributions of dividends or other distribution of its assets, or the occurrence of a fundamental transaction (as defined in the applicable Certificate of Designation).

The holders of the Series A and Series B preferred stock have the right to require the Company to redeem their shares of the relevant series at a price per share equal to 105% of the stated value of such shares commencing (i) after the earlier of (1) the receipt of stockholder approval of the Amendments and (2) sixty (60) days after the closing of the issuances of the Series A and Series B preferred stock and (ii) before the date that is ninety (90) days after such closing. The Company has the option to redeem the Series A and Series B preferred stock at a price per share equal to 105% of the stated value of such shares commencing after the 90th day following the closing of the issuances of the Series A and Series B preferred stock, subject to the holders’ rights to convert the shares prior to such redemption.

The proceeds of the Offering will be held in an escrow account, along with the additional amount that would be necessary to fund the 105% redemption price until the expiration of the redemption period for the Preferred Stock, as applicable, subject to the earlier payment to redeeming holders. Upon expiration of the redemption period, any proceeds remaining in the escrow account will be disbursed to the Company.

In connection with the Offering, on October 13, 2022, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission to register for resale the shares that are issued upon the potential conversion of shares of Preferred Stock. The registration statement will be filed with the Securities and Exchange Commission on or before the earlier of ten (10) calendar days following the date of the stockholder meeting held to seek approval of the Amendments and the 70th calendar day following the date of the Registration Rights Agreement.

In connection with the Offering, the Company agreed to pay A.G.P./Alliance Global Partners (the “Financial Advisor”) an aggregate cash fee equal to $750,000 and to reimburse the Financial Advisor for certain of its expenses in an amount not to exceed $135,000.

Under the Purchase Agreement, until the earlier of (i) the Authorized Share Increase Date and (ii) sixty (60) days after the date of the Purchase Agreement, the Company and its subsidiaries are prohibited from issuing, selling or entering into any agreement to issue or sell or announce the issuance or sale or proposed issuance or sale of any shares of preferred stock of the Company, any shares convertible, exchangeable or exercisable for preferred stock of the Company, other securities ranking senior to the preferred stock or any debt securities of the Company. Further, from the date of the Purchase Agreement until fifteen (15) days thereafter, neither the Company nor any of its subsidiaries shall issue, sell, enter into any agreement to issue or sell or announce the issuance or sale or proposed issuance or sale of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement). The above limitations on issuances of stock under the Purchase Agreement do not apply to Exempt Issuances as defined in the Purchase Agreement.

The foregoing summarizes the material terms of the Purchase Agreement, the Registration Rights Agreement, and Certificates of Designation and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.1, 10.2, 3.1, and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure required by this Item 3.03 and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item 5.03 and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events

The Company issued a press release announcing the Offering on October 13, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are filed as exhibits to this report:

Exhibit No.	Description
3.1	Form of Certificate of Designation of Series A Convertible Redeemable Preferred Stock
3.2	Form of Certificate of Designation of Series B Convertible Redeemable Preferred Stock
10.1	Form of Securities Purchase Agreement between Digital Ally, Inc. and the investors thereto
10.2	Form of Registration Rights Agreement by and among Digital Ally, Inc. and the investors named therein
99.1	Press Release of Digital Ally, Inc. announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2022

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer